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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


Baker Hughes Incorporated:

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-16094 on Form S-4, in Post-Effective Amendment Nos. 1 and 2 to Registration Statement No. 33-14803 on Form S-8, in Registration Statement No. 33-39445 on Form S-8, in Registration Statement No. 33-61304 on Form S-3, in Amendment No. 1 to Registration Statement No. 33-61304 on Form S-3, in Registration Statement No. 33-52195 on Form S-8, in Registration Statement No. 33-57759 on Form S-8, in Registration Statement No. 33-63375 on Form S-3, in Registration Statement No. 333-19771 on Form S-8, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-28123 on Form S-4, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-29027 on Form S-4, in Registration Statement No. 333-49327 on Form S-8, in Registration Statement No. 333-58241 on Form S-4 and in Registration Statement No. 333-61065 on Form S-8 of our report dated February 18, 1998 (March 9, 1998 with respect to Note N), included in the Annual Report on Form 10-K, as amended, of Western Atlas Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

Houston, Texas
August 11, 1998